Exhibit 99.1
Albertsons® Companies Appoints Brian Rice to Board of Directors

Seasoned Global Technology Leader Brings Deep Digital, Data and AI Expertise

BOISE, Idaho – Feb. 27, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) (“the Company”) today announced the appointment of Brian Rice to its Board of Directors, effective Feb. 25, 2026. The Company’s board has now expanded to 11 members.

Mr. Rice is a seasoned global technology executive with more than 30 years of experience leading large-scale digital transformation, technology modernization, and operational excellence across some of the world’s most recognized consumer brands. He currently serves as Executive Vice President and Global Chief Information Officer at McDonald’s Corporation, where he is a member of the company’s executive leadership team and serves as the primary liaison to the board of directors on all technology matters.

“Brian is a proven technology and transformation leader who understands how to translate digital innovation into measurable business results,” said Susan Morris, CEO of Albertsons Companies. “His deep expertise in modern platforms, data and AI, cybersecurity, and digital customer experiences will be invaluable as we continue to advance our business strategy and our big bets in technology and AI. We are pleased to welcome Brian to our Board.”

Mr. Rice oversees global technology, digital, data, and cybersecurity capabilities at McDonald’s Corporation, where he is enabling one of the world’s largest consumer platforms to exceed 250 million loyalty members by 2027. He has extensive experience partnering with executive leadership teams and boards of directors on technology strategy, cybersecurity, risk management, and large-scale transformation initiatives. He also brings a deep understanding of the complexities of global supply chains, consumer engagement, and digital-first retail.

“It is an honor to join the Board of Directors of Albertsons Companies,” Mr. Rice said. “The Company has a clear strategy to earn customers for life by delivering more personalized, seamless, and trusted experiences. I look forward to working with the Board and management team to help advance the Company’s focus on digital, technology and AI as well as foster continued innovation.”

Before joining McDonald’s, Mr. Rice held senior leadership roles at multiple Fortune 500 companies, including Cardinal Health, Kellogg Company, General Motors, and Mars. He led enterprise technology organizations, modernized global systems, implemented large-scale platforms, and advanced digital-first strategies to drive growth, efficiency, and customer engagement across global operations. Mr. Rice holds a bachelor’s degree in computer information systems from Ferris State University.

Important Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K and available at the SEC’s website at www.sec.gov.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of November 29, 2025, the Company operated 2,243 retail food and drug stores with 1,708 pharmacies, 404 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. In 2024, along with the Albertsons Companies Foundation, the Company contributed more than $435 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies, Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's, and Star Market are trademarks of Albertsons Companies, Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.